UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2024

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On August 8, 2024, 10x Genomics, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to Item 2.02 in this Current Report on Form 8-K and the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 8, 2024, the Company announced that Adam S. Taich will be joining the Company as its Chief Financial Officer, effective August 12, 2024, replacing Justin J. McAnear, who on August 6, 2024 notified the Company of his intention to resign and who will continue to provide transition services as an employee of the Company through August 30, 2024. Effective as of August 12, 2024, Mr. Taich will serve as the Company’s Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer.
Mr. Taich, 49, previously served as Chief Strategy Officer of Standard BioTools Inc. from January 2024 to July 2024. He previously served as interim Chief Executive Officer of SomaLogic, Inc., a proteomics company, from March 2023 until SomaLogic’s acquisition by Standard BioTools in January 2024. Mr. Taich served as SomaLogic’s Chief Business Officer from November 2021 to March 2023 as well as SomaLogic’s Executive Vice President of Life Sciences from April 2022 to March 2023. Prior to joining SomaLogic, Mr. Taich spent 19 years at ThermoFisher Scientific, a global supplier of scientific instrumentation, reagents and software services, in various roles including as Vice President & General Manager—Molecular Biology from February 2020 to June 2021, Vice President—Strategy and Business Development from April 2018 to February 2020, Vice President & General Manager—Protein and Cell Analysis from October 2016 to April 2018, Vice President & General Manager—Global Services and Support from November 2013 to October 2016 and in various other roles from 2004 to 2013. Mr. Taich holds a B.A. in Political Science and Russian from Miami University in Oxford, Ohio.

In connection with his employment, Mr. Taich signed an offer letter with the Company on August 7, 2024 (the “Offer Letter”), which provides that Mr. Taich will receive an annual base salary of $500,000 and a target annual bonus equal to 60% of his eligible base salary. The Offer Letter also provides that, subject to approval by the Company’s Board of Directors, Mr. Taich will receive a grant of restricted stock units under the Company’s 2019 Omnibus Incentive Plan having a target value equal to $4,500,000 which will vest as to one fourth of such grant on August 21, 2025 and thereafter in equal quarterly installments for the following three years, subject to his continued service through each vesting date. Additionally, Mr. Taich shall also be eligible to participate in employee benefit plans and programs that are generally available to other senior executives of the Company located in the United States, including the Company’s Change in Control Severance Policy (the “Severance Policy”) discussed in the Company’s definitive proxy statement on Schedule 14A for its 2024 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 26, 2024. Mr. Taich would be entitled to a lump sum severance payment equal to six (6) months of his base salary in effect at the time of his termination, subject to his execution and non-revocation of a release of claims, if he was terminated by us without Cause (as defined in the Severance Policy) prior to August 21, 2025.

Mr. Taich, in connection with his employment, has entered into the Company’s standard indemnification agreement, the form of which has been filed as Exhibit 10.17 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on September 3, 2019 and the Company’s standard At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement which has been filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 19, 2019.

There are no arrangements or understandings with any other person pursuant to which Mr. Taich was appointed as the Company’s Chief Financial Officer and there are no family relationships between Mr. Taich and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Taich and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
On August 8, 2024, the Company issued a press release announcing Mr. Taich’s hiring and McAnear’s resignation, among other matters. A copy of such press release is attached hereto as Exhibit 99.2.

The information set forth in this Item 8.01 and in the press release attached Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated August 8, 2024.
99.2	Press Release dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Eric S. Whitaker
	Name:	Eric S. Whitaker
	Title:	Chief Legal Officer

Date: August 8, 2024